Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On November 22, 2024, Spruce Power 5, LLC (“SP5”), a wholly owned subsidiary of Spruce Power Holding Corporation (“Spruce” or the “Company”), entered into an Asset Purchase Agreement (“APA”) with NJR Clean Energy Ventures II Corporation (“CEV”), a subsidiary of New Jersey Resources Corporation (“NJR”), pursuant to which, on the date thereof, SP5 acquired a residential solar portfolio consisting of approximately 9,800 solar energy systems (the “Acquired Assets”) from CEV for approximately $132.5 million in cash, subject to the terms and conditions set forth therein (the “Transaction”). The Company financed the Transaction with (i) approximately $22.2 million of cash on hand and (ii) proceeds from the concurrent issuance of a term loan facility in an aggregate principal amount of approximately $109.8 million.
The following unaudited pro forma financial information reflect the Transaction and the financing of the Transaction as described above and have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The Company and NJR have different fiscal years. The Company’s fiscal year ends on December 31, whereas NJR’s fiscal year ends on September 30. The unaudited condensed combined pro forma financial information has been prepared utilizing period ends that differ by one fiscal quarter or less, as permitted by Rule 11-02 of Regulation S-X of the Exchange Act.
The unaudited pro forma financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), with Spruce as the acquiring entity for accounting purposes, and reflects estimates and assumptions deemed appropriate by Company’s management to give effect to the Transaction and the financing of the Transaction as if they had been completed on September 30, 2024, with respect to the unaudited pro forma condensed combined balance sheet, and on January 1, 2023, with respect to the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial statements include adjustments that reflect the accounting for the Transaction in accordance with U.S. GAAP. Refer to the notes to the unaudited pro forma financial information for additional information regarding the basis of presentation and pro forma adjustments.
The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with the following:
•The accompanying notes to the unaudited pro forma condensed combined financial information;
•The historical unaudited condensed consolidated financial statements of Spruce as of and for the nine months ended September 30, 2024 and the related notes included in Spruce’s Quarterly Report on Form 10-Q for such period filed on November 14, 2024;
•The historical audited consolidated financial statements of Spruce as of and for the year ended December 31, 2023 and the related notes included in Spruce’s Annual Report on Form 10-K for such fiscal year filed on April 9, 2024;
•And the audited abbreviated financial statements of the Acquired Assets and accompanying notes related thereto as of and for the years ended September 30, 2024 and 2023.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined Company’s financial position or results of operations actually would have been had the Transaction occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of Spruce following the completion of the Transaction, which could differ materially from those shown in this information. The unaudited pro forma adjustments represent the Company’s management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

SPRUCE POWER HOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2024

	Spruce's Historical (as reported)	Acquired Assets (as of September 30, 2024)	Pro Forma Adjustments		Pro Forma Combined
(In thousands)
Assets
Current assets:
Cash and cash equivalents	$113,658	$—	$(27,540)	(1)	$86,118
Restricted cash	36,323	—	3,351	(2)	39,674
Accounts receivable, net	11,523	—	—		11,523
Interest rate swap assets, current	6,723	—	—		6,723
Prepaid expenses and other current assets	4,779	—	—		4,779
Total current assets	173,006	—	(24,189)		148,817
Investment related to SEMTH master lease agreement	138,340	—	—		138,340
Property and equipment, net	464,695	70,441	60,224	(3)	595,360
Interest rate swap assets, non-current	12,812	—	—		12,812
Intangible assets, net	9,267	—	—		9,267
Deferred rent assets	3,370	—	—		3,370
Right-of-use asset, net	5,029	—	—		5,029
Goodwill	—	—	—		—
Other assets	255	—	—		255
Long-term assets of discontinued operations	—	—	—		—
Total assets	$806,774	$70,441	$36,035		$913,250
Liabilities and stockholders' equity					—
Current liabilities:					—
Non-recourse debt, current, net	$28,351	$—	$—		$28,351
Accounts payable	858	—	—		858
Deferred revenue, current	1,686	—	—		1,686
Lease liability, current	956	—	—		956
Accrued expenses and other current liabilities	30,892	—	—		30,892
Current liabilities of discontinued operations	65	—	—		65
Total current liabilities	62,808	—	—		62,808
Non-recourse debt, non-current, net	577,005	—	108,576	(4)	685,581
Deferred revenue, non-current	2,876	—	—		2,876
Lease liability, non-current	5,061	—	—		5,061
Warrant liabilities	—	—	—		—
Interest rate swap liabilities, non-current	607	—	—		607
Other long-term liabilities	3,219	1,027	(349)	(5)	3,897
Unfavorable solar renewable energy agreements, net	3,510	—	1,600	(6)	5,110
Long-term liabilities of discontinued operations	52	—	—		52

Total liabilities	655,138	1,027	109,827		765,992

Stockholders' equity (deficit)
Common stock	2	—	—		2
Treasury stock	(5,424)	—	—		(5,424)
Additional paid-in capital	477,413	69,414	(69,414)	(7)	477,413
Accumulated deficit	(322,449)	—	(4,378)	(8)	(326,827)
Noncontrolling interests	2,094	—	—		2,094
Total stockholders' equity	151,636	69,414	(73,792)		147,258
Total liabilities, non-controlling interests and stockholders' equity	$806,774	$70,441	$36,035		$913,250

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SPRUCE POWER HOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Spruce's Historical (as reported)	Acquired Assets (for the nine months ended June 30, 2024)	Pro Forma Adjustments		Pro Forma Combined
(In thousands)

Revenues	$61,881	$17,744	$592	(9)	$80,217

Operating expenses:
Cost of revenues	28,500	9,614	(6,861)	(10)	31,253
Selling, general, and administrative expenses	43,426	—	236	(11)	43,662
Litigation settlements, net	7,205	—	—		7,205
Gain on asset disposal	(2,055)	—	—		(2,055)
Impairment of goodwill	28,757	—	—		28,757
Total operating expenses	105,833	9,614	(6,625)		108,822
Loss from operations	(43,952)	8,130	7,217		(28,605)
Other (income) expense:					—
Interest income	(16,908)	—	—		(16,908)
Interest expense, net	29,900	—	6,789	(12)	36,689
Change in fair value warrant liabilities	(17)	—	—		(17)
Change in fair value of interest rate swaps	8,153	—	—		8,153
Other income, net	(453)	—	—		(453)
Net loss from continuing operations	(64,627)	8,130	428		(56,069)
Net income from discontinued operations	50	—	—		50
Net loss	(64,577)	8,130	428		(56,019)
Net loss attributable to noncontrolling interests	(16)	—	—		(16)
Net loss attributable to stockholders	$(64,561)	$8,130	$428		$(56,003)
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SPRUCE POWER HOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	Spruce’s Historical (as reported)	Acquired Assets (for the year ended September 30, 2023)	Pro Forma Adjustments		Pro Forma Combined
(In thousands)

Revenues	$79,859	$30,296	$1,246	(13)	$111,401

Operating expenses:
Cost of revenues	37,813	11,832	(8,721)	(14)	40,924
Selling, general, and administrative expenses	56,122	—	325	(15)	56,447
Litigation settlements, net	27,465	—	—		27,465
Gain on asset disposal	(4,724)	—	—		(4,724)
Total operating expenses	116,676	11,832	(8,396)		120,112
Loss from operations	(36,817)	18,464	9,642		(8,711)
Other (income) expense:
Interest income	(19,534)	—	—		(19,534)
Interest expense, net	41,936	—	9,048	(16)	50,984
Change in fair value of warrant liabilities	(239)	—	—		(239)
Change in fair value of interest rate swaps	4,816	—	—		4,816
Other income, net	(1,309)	—	—		(1,309)
Net loss from continuing operations	(62,487)	18,464	594		(43,429)
Net loss from discontinued operations	(4,123)	—	—		(4,123)
Net loss	(66,610)	18,464	594		(47,552)
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests	(779)	—	—		(779)
Net loss attributable to stockholders	$(65,831)	$18,464	$594		$(46,773)
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Spruce Power Holding Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Amounts in thousands, except share and per share data)
1.Description of the Transaction
On November 22, 2024, Spruce Power 5, LLC (“SP5”), a wholly owned subsidiary of Spruce Power Holding Corporation (“Spruce” or the “Company”), entered into an Asset Purchase Agreement (the “APA”) to acquire a residential solar portfolio consisting of approximately 9,800 solar energy systems (the “Acquired Assets”) from NJR Clean Energy Ventures II Corporation (“CEV”), a subsidiary of New Jersey Resources Corporation (“NJR”), for approximately $132.5 million in cash, pursuant to the APA by and between CEV and SP5, dated as of November 22, 2024 (the “Transaction”). The Company financed the Transaction with (i) approximately $22.2 million of cash on hand and (ii) proceeds from the concurrent issuance of a term loan facility in an aggregate principal amount of approximately $109.8 million (the “SP5 Facility”).
Under the APA, the Company may be obligated to acquire approximately 200 additional solar energy systems, subject to those systems having achieved operational milestones. Assuming those milestones are achieved, the aggregate purchase consideration payable with respect to these additional solar energy systems would be approximately $5.0 million pursuant to the APA, subject to adjustment thereof. Subsequently on January 29, 2025, the Company acquired 41 of these additional solar energy systems for approximately $0.5 million in cash. The Company is unable to anticipate the ultimate outcome of these additional solar energy systems that it may be obligated to acquire.

2. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and presents the pro forma financial condition and results of operations of the Company based on the historical financial information of the Company and the Acquired Assets after giving effect to the Transaction and the financing of the Transaction, as described in Note 1. “Description of the Transaction.” The historical financial statements of the Company and the Acquired Assets were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. The audited abbreviated financial statements of the Acquired Assets are as of and for the years ended September 30, 2024 and 2023. The Company’s unaudited consolidated financial statements are as of and for the nine months ended September 30, 2024 and audited consolidated financial statements are for the year ended December 31, 2023.
The unaudited pro forma condensed combined balance sheet is presented as if the Transaction and financing for the Transaction had occurred on September 30, 2024 and combines the Company’s unaudited consolidated balance sheet as of September 30, 2024 with the audited balance sheet for the Acquired Assets as of September 30, 2024.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 is presented as if the Transaction and financing for the Transaction had occurred on January 1, 2023, and combines the Company’s unaudited consolidated statement of operations for the nine months ended September 30, 2024 and the unaudited statement of operations for the Acquired Assets for the nine months ended June 30, 2024.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 is presented as if the Transaction and financing for the Transaction had occurred on January 1, 2023, and combines the Company’s audited consolidated statement of operations for the year ended December 31, 2023 and the audited statement of operations for the Acquired Assets for the fiscal year ended September 30, 2023.
The unaudited pro forma condensed combined financial statements include adjustments that reflect the accounting for the Transaction in accordance with U.S. GAAP.
The Transaction has been accounted for as an acquisition of assets in accordance with Accounting Standards Codification 805, Business Combinations, and the unaudited pro forma financial information was prepared accordingly. For purposes of developing the unaudited pro forma condensed combined balance sheet as of September 30, 2024, the acquired assets and liabilities assumed have been recorded at their relative provisional fair values. The Company’s evaluation of the facts and circumstances available as of the date of the Transaction and estimate of the fair value of the assets acquired and liabilities assumed are still ongoing. As the Company completes further analysis of the Transaction, additional information on the assets acquired and liabilities assumed may become available and as a result, the provisional fair values set forth below are subject to adjustments. The Company expects to complete its valuation of the Transaction as soon as practicable.

Spruce Power Holding Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Amounts in thousands, except share and per share data)
The unaudited pro forma financial information is based on the historical financial statements of the Company and the Acquired Assets after giving effect to the Transaction and the financing of the Transaction, as well as the assumptions and adjustments described in these Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Transaction. The unaudited pro forma financial information is presented for illustrative purposes only and is not indicative of either the Company’s future results of operations or financial position following the completion of the Transaction or results of operations or financial position that might have been achieved if the Transaction was consummated as of the dates indicated. This information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024 and the historical abbreviated financial statements for the Acquired Assets and accompanying notes incorporated therein.
Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of the Company may materially vary from those of CEV. During preparation of the unaudited pro forma financial information, the Company’s management identified material differences in accounting policies between the two companies, including the estimation of current expected credit losses (“CECL”), the useful life of the residential solar portfolio acquired and associated asset retirement cost, and the asset retirement obligations related to the Acquired Assets, and accordingly, the proforma adjustments (discussed below) reflects these material differences in accounting policies between the two companies.

3. Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations are as follows:

(1) Includes an adjustment to cash and cash equivalents of $27.5 million for the cash consideration paid to partially fund the Transaction, which includes the $22.2 million of cash paid for the Acquired Assets, $3.4 million for deposit into a liquidity reserve account (discussed below), and $1.9 million in transaction fees.

(2) Includes an adjustment to restricted cash for deposit into a liquidity reserve account of $3.4 million in relation to the SP5 Facility.

(3) Includes an adjustment of $60.2 million to reflect the provisional fair value of the residential solar portfolio acquired and associated asset retirement cost related to the Transaction.

(4) Includes adjustments for $109.8 million to reflect the proceeds from the concurrent issuance of the SP5 Facility to partially fund the Transaction, net of the deferred financing costs of $1.2 million incurred in connection with the SP5 Facility.

(5) Includes an adjustment of $0.3 million to reflect the provisional estimates of the asset retirement obligations related to the Acquired Assets.

(6) Includes an adjustment of $1.6 million to reflect the provisional fair value of the unfavorable solar renewable energy agreement entered into concurrently with the Transaction.

(7) Includes an adjustment to eliminate the historical equity balances of the Acquired Assets.

(8) Includes the cumulative effect of adjustments reflected within (1) - (7) above.

(9) Includes adjustments for $0.5 million of amortization of the provisional fair value of the unfavorable solar renewable energy agreement based on the pattern in which the economic benefit of the liability is relieved, and less than $0.1 million of revenue related to solar lease agreements recognition on a straight-line basis over the remaining contract term.

(10) Includes adjustments to reflect $6.9 million of depreciation on the acquired residential solar portfolio, asset retirement cost depreciation, and asset retirement obligation accretion related to the Acquired Assets, based on the provisional fair value and related estimates of the useful life of the Acquired Assets.

Spruce Power Holding Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Amounts in thousands, except share and per share data)

(11) Includes adjustments of $0.2 million to reflect expected credit losses related to the Acquired assets in accordance with the Company’s policy.

(12) Includes adjustments for $6.3 million of interest expense and $0.5 million in amortization of deferred financing costs related to the SP5 Facility. A sensitivity analysis to assess the effect of a 12.5 basis point change of the hypothetical interest expense related to the SP5 Facility was completed, which resulted in a change of less than $0.1 million.

(13) Includes adjustments for $1.1 million of amortization of the provisional fair value of the unfavorable solar renewable energy agreement based on the pattern in which the economic benefit of the liability is relieved, and $0.1 million of revenue related to solar lease agreements recognition on a straight-line basis over the remaining contract term.

(14) Includes adjustments to reflect $8.7 million of depreciation on the acquired residential solar portfolio, asset retirement cost depreciation, and asset retirement obligation accretion related to the Acquired assets, based on the provisional fair values and related estimates of the useful life of the Acquired Assets.

(15) Includes adjustments of $0.3 million to reflect expected credit losses related to the Acquired assets in accordance with the Company’s policy.

(16) Includes adjustments for $8.4 million of interest expense and $0.6 million in amortization of deferred financing costs related to the SP5 Facility. A sensitivity analysis to assess the effect of a 12.5 basis point change of the hypothetical interest expense related to the SP5 Facility was completed, which resulted in a change of less than $0.1 million.

4. Quarterly Financial Information

The following table presents the abbreviated financial information for the Acquired Assets for the three months ended September 30, 2024:

Acquired Assets (for the three months ended September 30, 2024)
(In thousands)
Revenues	$14,180
Cost of revenues	3,342
Income from operations	$10,838